STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of April ___, 2010, between the individuals named as the buyers on the signature page hereto (the “Buyers”); Steven P. Nickolas (the “Seller”); and Vincent & Rees, L.C. (the “Escrow Agent”).

This Agreement sets forth the terms and conditions upon which Seller is selling to the Buyers and the Buyers are purchasing from the Seller the number of shares (hereinafter referred to as the “Shares”) of common stock of Northsight Capital, Inc., a Nevada corporation (the “Company”), indicated on the signature page hereto in a private stock sale transaction.

In consideration of the mutual agreements contained herein, the parties hereby agree as follows:

I. SALE OF THE SHARES.

1.01

Shares being Sold. Subject to the terms and conditions of this Agreement, the Seller is selling the Shares to the Buyers.

1.02

Consideration. “The Purchase Price” of the Shares shall be the amount indicated on the signature page hereto.

1.03

Settlement Funds and Stock Certificate. No later than one (1) business day after the date hereof, each Buyers will transfer its pro rata portion of the Purchase Price in immediately available funds to the Seller care of the Escrow Agent to the following trust account: The Vincent Group, L.C. IOLTA Trust Account, Chase Bank, 201 South Main Street, Salt Lake City, Utah 84111, (801) 364-3101, Routing: 124001545, Account: 641602735.  No later than one (1) business day after the date hereof, the Seller will deliver to the Escrow Agent one (1) stock certificate representing all of the Shares, which certificate shall be registered in the Seller’s name and shall be duly endorsed by the Seller and shall bear a Medallion signature guarantee dated within ten (10) days of the date hereof (the “Certificate”).

1.04

Closing. The Closing of the transactions shall take place no later than April 30, 2010, or at such other date and time as the parties may mutually agree in writing.

1.05

Delivery by the Seller. At the Closing, the Escrow Agent shall:  (i) pay from the Purchase Price all of the Company’s liabilities as of the Closing date, and provide to the Buyers written unconditional releases of such liabilities by all of the Company’s creditors; (ii) deliver the Certificate to Buyers; (iii) pay to the Seller the net Purchase Price remaining after the payment of all of the Company’s liabilities as outlined in (i) above, less the sum of $10,000, which the Escrow Agent shall hold for payment of the accountant’s fees and auditor’s fees associated with the preparation of the Company’s financial statements for the quarterly period ended March 31, 2010, and federal income taxes for the Company for all tax years ending on or prior to the Closing date.  Specific wire transfer instructions for payment by the Escrow Agent, Vincent & Rees, L.C., shall be provided for the delivery of the net Purchase Price to the Seller.

1.06

Issuance of Additional Shares; Resignation of Seller.  At the Closing, the Seller, acting in his capacity as sole director of the Company, shall:  (i) cause the Company to issue 476,667 “unregistered” and “restricted” shares of the Company’s common stock to Kelly Trimble and 953,333 such shares to Jenson Services, Inc.  in full satisfaction of the Company’s outstanding aggregate $10,000 liability to Mr. Trimble and Jenson Services; and (ii) appoint Travis Jenson and Wayne Bassham to the Company’s Board of Directors in accordance with Article III, Section 5 of the Company’s Bylaws.  The Seller agrees to remain in his current capacities as President, Treasurer and director of the Company for the sole purpose of signing the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, the Company’s Current Report on Form 8-K disclosing the transactions contemplated by this Agreement, and the Company’s federal tax returns for all tax years ending on or before the Closing Date, after which he shall promptly resign as a director and executive officer of the Company.  From the date hereof through his resignation date, the Seller shall not take any action to bind the Company in any way, except as contemplated by this Agreement.

II. RELATED TRANSACTIONS.

2.01       Finder. The Seller and the Buyers acknowledge that there were no finders with respect to the transaction contemplated herein and no fee is owed to any person in this respect.

III. REPRESENTATIONS AND WARRANTIES OF COMPANY AND SELLER REPRESENTATIVE.

The Seller hereby represents and warrants as follows:

3.01

Organization, Capitalization, etc.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and is qualified in no other state.

3.02

Authority; No Violation. The execution and delivery of this Agreement by the Seller, and his consummation of the transactions contemplated hereby have been duly authorized. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or bylaws of the Company, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Company or the Seller is a party or by which the Company or the Seller is bound.

3.03

Absence of Certain Changes. At Closing, the Company will be current with all its periodic reports required to be filed with the Securities and Exchange Commission.  The Seller further represents that, immediately prior to the Closing, the Company will not have:

(a)  Any liabilities other than those specified on Schedule A hereto, all of which liabilities shall be paid by the Escrow Agent at Closing from the Purchase Price;

(b) Suffered any material adverse change in financial condition, assets, liabilities, business, or prospects inconsistent with its latest filing with the Securities and Exchange Commission;

(c)

Incurred any additional obligations or liabilities (whether absolute, accrued, contingent, or otherwise) which it either has not previously satisfied or will not satisfy at or before Closing;

(d)

Paid any claim or discharged or satisfied any lien or encumbrance or paid or satisfied any liability (whether absolute, accrued, contingent, or otherwise) outside the ordinary course of business;

(e)

Declared, paid, or set aside for payment to its stockholders any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action; or

(f)

Issued any shares of its common or preferred stock other than the shares that are indicated on the Company’s audited balance sheet as of December 31, 2009, which was filed with the Securities and Exchange Commission as part of the Company’s annual report on Form 10-K for the calendar year ended December 31, 2009;

(g)

Made any material change in any method of accounting or accounting practice;

(h)

Issued any warrants or granted any options or other rights to acquire any of the Company’s securities;

(i)

The books of account, minute books, stock record books and other material records of Company, all of which will be delivered to the Buyers at Closing, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices.  The minute books of Company contain accurate and complete records of all formal meetings held of, and corporate action taken by, the stockholders, directors and officers of the Company

3.04

Litigation. To the knowledge of the Seller, there are no actions, proceedings, or investigations pending or threatened against the Company, and neither the Company nor the Seller knows or has any reason to know of any basis for any such action, proceedings, or investigation. There is no event or condition of any kind or character pertaining to the business, assets, or prospects of the Company that may materially and adversely affect such business, assets or prospects.

3.05

Disclosure. No representation or warranty by the Seller contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to the Buyers pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business of the Company with proper information as to the Company and its affairs.

3.06

Ownership of Shares. Seller has the power to transfer the Shares set forth on the signature page hereto and shall transfer the Shares to the Buyers pursuant to this Agreement.  All of the Shares to be delivered by the Seller are free and clear of all voting trusts, agreements, arrangements, encumbrances, liens, claims and liabilities of every nature, and Seller is conveying clear and unencumbered title thereto to the Shares.

3.07

Responsibility through Closing Date.  Seller shall be responsible for the payment of all bills, invoices, contingent liabilities and commitments incurred by the Company before the Closing Date and in association with the Closing.  Seller further represents that all of the Company’s liabilities that are outstanding immediately prior to the Closing shall be paid by the Escrow Agent at Closing from the Purchase Price.

3.08

SEC Reports and Registration Statements.  The Company is a “reporting issuer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has timely filed all reports required to be filed by it under Section 13 of the Exchange Act.  The Company’s SEC

Reports and Registration Statements do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made.

IV. REPRESENTATIONS AND WARRANTIES BY BUYER.

Each of the Buyers hereby represents and warrants for his own account only, and not on behalf of any other Buyer, as follows:

4.01

Authority; No Violation. The execution and delivery of this Agreement by such Buyer and the consummation of the transactions contemplated hereby by Buyer has been duly authorized. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which any of the individual Buyers is a party or by which any of the individual Buyers is bound.

4.02

Representations Regarding the Acquisition of the Shares.

(a)

The Buyer understands the speculative nature and the risks of investments associated with the Company and confirms that he is able to bear the risk of the investment, and that there may not be any public market for the Shares purchased herein;

(b)

Neither the Company nor the Seller is under an obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Shares by the Buyer, and Buyer is solely responsible for determining the status, in his, her or its hands, of the shares acquired in the transaction and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Shares;

(c)

The Buyer has had the opportunity to ask questions of the Company and the Seller and receive additional information from the Company to the extent that the Company possessed such information, or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in the Company. Further, the Buyer has been given: (1) all material books and records of the Company; (2) all material contracts and documents relating to the proposed transaction; (3) all filings made with the SEC; and, (4) an opportunity to question the appropriate executive officers of the Company and Seller.

(d)

The Buyer has sufficient knowledge and experience in financial and business matters, and is sufficiently familiar with investments of the type represented by the Shares, including familiarity with previous private and public purchases of speculative and restricted securities, that it is capable of evaluating the merits and risks associated with purchase of the Shares; and

(e)

In evaluating the merits of the purchase of the Shares, Buyer has relied solely on his own investigation concerning the Company and has not relied upon any representations provided by the Company or by the Seller.

 V. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

5.01

Survival of Representations. The representations, warranties and covenants made by the parties in this Agreement and in any other certificates and documents delivered in connection herewith shall survive the Closing and shall apply until the first anniversary of the Closing Date.

5.02

Indemnification.  The Seller will indemnify and hold each of the Buyers harmless against any and all losses, liabilities, claims, obligations, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlement, court costs and reasonable attorney’s fees that the Buyers may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Seller in this Agreement or any Schedule hereto. Buyers shall hold Seller harmless from any and all claims arising out of or related to (i) actions taken by any Buyer in his capacity as a shareholder of the Company or (ii) the sale or transfer by any Buyer of all or any portion of his shares in the Company.

VI. ADDITIONAL CONDITIONS TO CLOSING

6.01

 Obligation of Buyer to Close. The Buyers shall not be obligated to close this transaction unless they are satisfied, following reasonable investigation, that all of the representations of Seller as of the date of execution of this Agreement and as of the date of Closing under this Agreement are true and correct in all material respects.

VII. MISCELLANEOUS

7.01

Expenses. Each of the parties shall bear his own expenses incurred in conjunction with the Closing hereunder.

7.02

Further Assurances. From time to time, at the request of the Buyer and without further consideration, the Seller shall execute and transfer such documents and take such action as the Buyers may reasonably request in order to effectively consummate the transactions herein contemplated, including the preparation and timely filing of a Current Report on Form 8-K, and to timely file the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 and its federal income taxes for all tax years concluding on or before the Closing date.  The Seller further agrees to prepare and timely file with the Securities and Exchange Commission such filings as he may be required to file under Section 16(a) of the Exchange Act in connection with the transactions contemplated herein.

7.03

Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

7.04

Prior Agreements; Amendments. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

7.05

Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

7.06

Confidentiality. Each party hereby agrees that all information provided by the other party and identified as “confidential” will be treated as such, and the receiving party shall not make any use of such information other than with respect to this Agreement. If the Agreement shall be terminated, each party shall return to the other all such confidential information in their possession, or will certify to the other party that all of such confidential information that has not been returned has been destroyed.

7.07

Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) to the parties at their address specified on the signature page hereto, with a copy sent as indicated on the signature page.

7.08

Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.09

Applicable Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Nevada.

[Remainder of page intentionally left blank; signature page to follow.]

[Signature Page to Stock Purchase Agreement Dated April ___, 2010

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Buyer, the Seller and the Escrow Agent on the date first above written.

BUYERS:

/s/ Thomas J. Howells

Thomas J Howells (Purchasing 243,333 Shares for proceeds  of $56,666)

/s/ Travis T. Jensen

Travis T. Jensen (Purchasing 243,333 Shares for proceeds of $56,666)

/s/ Kelley Trimble

Kelly Trimble (Purchasing 243,334 Shares for proceeds of $56,667)

Buyers’ Address for Notices: c/o Thomas J. Howells Jenson Services, Inc. 4685 S. Highland Drive, Suite 202 Salt Lake City, Utah 84117
SELLER: /s/ Steven P. Nickolas Steven P. Nickolas	Seller’s Address for Notices: Steven P. Nickolas, c/o Vincent & Rees, L.C. 175 South Main Street 15th Floor Salt Lake City, Utah 84111
ESCROW AGENT: Vincent & Rees, L.C. /s/ David M. Rees David M. Rees, Managing Member	Number of shares being sold: 730,000 Aggregate Purchase Price: $170,000 Per share price: $0.2328767

Schedule A

Liabilities

Accounts Payable
Enhanced Beverages, LLC	$ 86,350.00
Gordon L. Robertson	259.00
Pacific Stock Transfer Company	745.00
Seale and Beers, CPA's	1,000.00
Securities Law Institute	3,087.25
Stoecklein Law Group	20,579.93
TKM Accounting Services	1,000.00
Vincent Rees	15,000.00
Total		$ 128,021.18

Payroll Liabilities
Estimated Payroll Tax Liability - S. Nickolas	422.50
Total		422.50

Notes Payable & Accrued Interest
Heather Cisek	55,000.00
Beverage Images, Inc. (BII)	6,596.61
Beverage Science Lab (BSL)	14,300.00
Steve Nickolas	7,443.50
Accrued Interest - BII	447.10
Accrued Interest - BSL	1,113.02
Accrued Interest - Steve Nickolas	401.49
Total		85,301.72

Total Liabilities		$ 213,745.40